Exhibit 10.15

CONSENT, WAIVER AND AGREEMENT

This Consent and Waiver Agreement (“Agreement”) is entered into as of the 30th day of July, 2009 (the “Effective Date”), by and among CryoPort, Inc., a Nevada corporation (the “Company”) and the Company's subsidiary CryoPort Systems, Inc., a California corporation (“CSI”), on the one hand, and Enable Growth Partners LP ("EGP"), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”, and together with EGP and EOP, the “Enable Funds") and BridgePointe Master Fund Ltd. (“BridgePointe” together with the Enable Funds, each individually referred to as a “Holder" and collectively as the “Holders”), on the other hand. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in or incorporated by reference in the February 2009 Amendment Agreement (as defined below).

RECITALS:

A.           The Company, CSI and the Holders are parties to that certain Amendment to Debentures and Warrants, Agreement and Waiver entered into on February 19, 2009, and effective as of January 27, 2009 (the “February 2009 Amendment Agreement”).

B.           All recitals contained in the February 2009 Amendment Agreement are hereby incorporated into this Agreement by this reference.

C.           From March 30, 2009 to the date of this Agreement, the Company has issued and sold to investors convertible promissory notes with an approximate aggregate principal balance of $1,156,500 (the “Existing Bridge Notes”) and common stock purchase warrants to purchase an aggregate of approximately 454,000 shares of the Company’s common stock (the “Existing Bridge Warrants”).  The purchase agreement and related transaction documents accompanying the Existing Bridge Notes and the Existing Bridge Warrants are collectively referred to herein as the “Existing Bridge Transaction Documents”).

D.           Unless the Holders consent to the issuance of the Bridge Notes to the Bridge Investors, the issuance of the Bridge Notes will be a breach of the covenant contained in Section 7(a) of the Debentures (the “Debt Covenant”).

E.           The Company also seeks consent to issue Additional Bridge Notes (as defined below) in the form of the Existing Bridge Notes, as further described herein.

F.           For purposes hereof, “2007 Securities Purchase Agreement” and “May 2008 Securities Purchase Agreement” shall have the respective meanings set forth in the February 2009 Amendment Agreement.

G.           For purposes hereof, “Bridge Notes” shall mean the Existing Bridge Notes and any Additional Bridge Notes (as defined below), “Bridge Warrants” shall mean the Existing Bridge Warrants and any Additional Bridge Warrants (as defined below) and “Bridge Investors” shall mean the past, present or future purchasers of Bridge Notes.

NOW, THEREFORE, in consideration of the mutual benefits accruing to the Company, CSI and the Holders, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, CSI and the Holders agree as follows:

AGREEMENT:

1.   Consent and Waiver.  Upon execution of this Agreement by the Company, CSI and the Holders, the Holders hereby (i) consent to the issuance, prior to the date hereof, of  Existing Bridge Notes in the aggregate principal amount of $1,156,500, (ii) acknowledge and agree that the Company may issue additional debt (“Additional Bridge Notes”) and warrants (the “Additional Bridge Warrants”) upon identical terms as the existing Bridge Notes, Bridge Warrants and Bridge Transaction Documents, respectively, after the date hereof, provided (a) that neither the conversion price of the Bridge Notes nor the exercise price of the Bridge Warrants shall adjust to a price that is less than the conversion price of the Debentures (as defined in the February 2009 Amendment Agreement), as may be adjusted as provided therein, (b) that the number of Additional Bridge Warrants issued shall not exceed 0.4 warrant shares per dollar of principal amount of Additional Bridge Notes purchased, (c) that the Bridge Notes shall be unsecured and junior in right of payment to the Debentures, and (d) that aggregate principal balance of the Bridge Notes, in the aggregate, does not exceed $1,500,000, and (iii) agree to waive compliance with the Debt Covenant with respect to the Company’s issuance of the Bridge Notes, subject to the Company’s compliance with this Agreement.

2.   Repayment of Bridge Notes.  Unless the Holders otherwise agree in writing, the Company hereby agrees that the principal balance of the Bridge Notes, together with all accrued interest thereon (collectively, the “Bridge Note Indebtedness”), shall not be paid to the Bridge Investors in cash prior to the Maturity Date; provided, however, that nothing contained in this Agreement, the Debentures, the Securities Purchase Agreements or the Warrants (collectively, the “Transaction Documents”) shall prohibit the Company from paying the Bridge Note Indebtedness prior to the Maturity Date by issuing to the Bridge Investors shares of the Company’s common stock (as provided in the Bridge Notes)(“Payment Shares”), provided that, for purposes of such payment, such Payment Shares are valued at a price which equals or exceeds the then current conversion price of the Debentures.

3.   Confirmation Regarding Right to Participate. By executing this Agreement, each Holder hereby confirms that the Company, pursuant to Section 4.12 of the Securities Purchase Agreements, provided notice to such Holder of its right to participate in the offering of the Bridge Notes and Bridge Warrants, and that such Holder elected not to participate in such offering.

4.   Adjustment to Warrant Exercise Price and Antidilution Adjustment to Number of Warrants.

(a)  The parties hereby confirm that the Exercise Price (as defined in each of the Warrants) of each of the Warrants (as “Warrants” is defined in the 2007 Securities Purchase Agreement and the May 2008 Securities Purchase Agreement, respectively), as provided for in each of the Warrants, is hereby decreased to $0.51 (to the extent that such exercise price was previously above $0.51), subject to further adjustment pursuant to the terms of the Warrants (such adjustment, the “Warrant Adjustment”).

(b)  In connection with the Warrant Adjustment, the number of shares of the Warrants underlying the Warrants held by Holders of the May 2008 Convertible Debentures, are hereby proportionally increased as shown in the table attached as Schedule “A” hereto, and the number of Warrants underlying the Warrants held by Holders of the September 2007 Debentures, respectively, are hereby proportionally increased by mutual agreement as shown in the table attached as Schedule “A” hereto, subject to further increase pursuant to the terms of the Warrants.

5.   Effect on Transaction Documents. Subject to the amendments and waivers provided herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holders, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Holders reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.

It is expressly agreed and understood that notwithstanding the adjustment to the Exercise Price and to the number of Warrants pursuant hereto, for purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the holding period of the Common Stock issuable upon exercise of the Warrants (including the increased number of Warrants) in a cashless exercise transaction shall tack back to the original issue date of such Warrants and thus, the Warrants shall be deemed to have been acquired at the time the Warrants were originally issued. Upon presentation of a standard Rule 144 representation letter from the Holder to the Company, the Company shall not require any legal opinion from the Holder as to the applicability of Rule 144 to allow the issuance of unlegended, freely trading shares upon a cashless exercise of the Warrants.   The Company hereby agrees not to take a position contrary to this Section 5 and agrees to take all actions necessary to issue such shares of Common Stock upon a cashless exercise of the Warrants without restriction and not containing any restrictive legend.

It is also expressly agreed and understood that, notwithstanding the waivers granted herein, the Bridge Notes shall be unsecured and shall be junior to the Debentures in both right of payment and lien priority.

6.   Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

7.   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

8.   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Purchasers. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holders.  The Holders may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

9.   Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Transaction Documents.

11.   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12.   Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

13.   Representations and Warranties; Corporate Authority.  The Company hereby makes the representations and warranties set forth below to the Holders that as of the date of its execution of this Agreement:

(a)  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

14.   Joint Preparation.  Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

15.   Amendments Not Effective Until All Parties Agree. The amendments herein shall not be effective unless and until the Company, its undersigned subsidiaries and all of the Holders of the Debentures shall have agreed to the terms and conditions hereunder.

16.   Disclosure and Filing of 8-K. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that, as of the date of this Agreement, neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before the second (2nd) Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of the transaction contemplated hereby, which shall include this Agreement as an attachment hereto.

17.   INDEPENDENT NATURE OF INVESTORS’ OBLIGATIONS AND RIGHTS.  THE COMPANY HAS ELECTED TO PROVIDE ALL INVESTORS WITH THE SAME TERMS AND FORM OF THIS AGREEMENT FOR THE CONVENIENCE OF THE COMPANY AND NOT BECAUSE IT WAS REQUIRED OR REQUESTED TO DO SO BY THE INVESTORS.  THE OBLIGATIONS OF EACH INVESTOR UNDER THIS AGREEMENT, AND ANY TRANSACTION DOCUMENT ARE SEVERAL AND NOT JOINT WITH THE OBLIGATIONS OF ANY OTHER INVESTOR, AND NO INVESTOR SHALL BE RESPONSIBLE IN ANY WAY FOR THE PERFORMANCE OR NON-PERFORMANCE OF THE OBLIGATIONS OF ANY OTHER INVESTOR UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. NOTHING CONTAINED HEREIN OR IN ANY TRANSACTION DOCUMENT, AND NO ACTION TAKEN BY ANY INVESTOR PURSUANT THERETO, SHALL BE DEEMED TO CONSTITUTE THE INVESTORS AS A PARTNERSHIP, AN ASSOCIATION, A JOINT VENTURE OR ANY OTHER KIND OF ENTITY, OR CREATE A PRESUMPTION THAT THE INVESTORS ARE IN ANY WAY ACTING IN CONCERT OR AS A GROUP WITH RESPECT TO SUCH OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.  EACH INVESTOR SHALL BE ENTITLED TO INDEPENDENTLY PROTECT AND ENFORCE ITS RIGHTS, INCLUDING WITHOUT LIMITATION, THE RIGHTS ARISING OUT OF THIS AGREEMENT OR OUT OF THE OTHER TRANSACTION DOCUMENTS, AND IT SHALL NOT BE NECESSARY FOR ANY OTHER INVESTOR TO BE JOINED AS AN ADDITIONAL PARTY IN ANY PROCEEDING FOR SUCH PURPOSE. EACH INVESTOR HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN THEIR REVIEW AND NEGOTIATION OF THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

COMPANY:

CRYOPORT, INC.,
a Nevada corporation

By:  /s/ Larry G. Stambaugh
Name:  Larry G. Stambaugh
Title:  Chairman and CEO

CSI

CRYOPORT SYSTEMS, INC.,
a California corporation

By: /s/ Larry G. Stambaugh
Name:  Larry G. Stambaugh
Title:  Chairman and CEO

HOLDERS:

BRIDGEPOINTE MASTER FUND LTD.,
a Cayman Islands Exempted Company

By:  /s/ Eric S. Swartz
Name: Eric S. Swartz
Title: Director

ENABLE GROWTH PARTNERS LP

By:  /s/ Adam Epstein
Name: Adam Epstein
Title: Principal

ENABLE OPPORTUNITY PARTNERS LP

By:  /s/ Adam Epstein
Name: Adam Epstein
Title: Principal

PIERCE DIVERSIFIED STRATEGY MASTER
FUND LLC, Ena

By:  /s/ Adam Epstein
Name: Adam Epstein
Title: Principal

Schedule A To Consent, Waiver and Agreement
Original Issue Discount 8% Senior Secured Convertible Debentures (09/27/2007)
Buyer	Current Exercise Price	Current Warrant Shares	Revised Exercise Price	Adjusted Number of Warrant Shares (as reset)

BridgePointe Master Fund Ltd.
	$0.60	3,221,286	$0.51	3,789,748
	$0.60	787,815	$0.51	926,841
	$0.60	1,400,560	$0.51	1,647,718
Enable Growth Partners LP
	$0.60	6,846,380	$0.51	8,054,565
	$0.60	1,093,751	$0.51	1,286,766
	$0.60	1,944,445	$0.51	2,287,582
Enable Opportunity Partners LP
	$0.60	1,209,993	$0.51	1,423,521
	$0.60	193,304	$0.51	227,416
	$0.60	343,651	$0.51	404,295
Pierce Diversified Strategy Master
	$0.60	167,667	$0.51	197,255
	$0.60	26,786	$0.51	31,513
	$0.60	47,619	$0.51	56,022

Total		17,283,257		20,333,242

Original Issue Discount 8% Secured Convertible Debentures (05/30/2008)
Buyer	Current Exercise Price	Current Warrant Shares	Revised Exercise Price	Adjusted Number of Warrant Shares (as reset)

BridgePointe Master Fund Ltd.
	$0.60	2,281,746	$0.51	2,684,407
	$0.60	3,348,214	$0.51	3,939,075

Total		5,629,960		6,623,482

A-1